FORM OF VOTING AGREEMENT

This SHAREHOLDER VOTING AGREEMENT (“Voting Agreement”) is made and entered into as of January [●], 2011, by and among, Intermec, Inc., a Delaware corporation (“Parent”), Vocollect, Inc., a Pennsylvania corporation (the “Company”) (only with respect to Section 2(b) hereof), and the undersigned shareholder (“Shareholder”) of the Company.

RECITALS

A.           Concurrently with the execution and delivery hereof, Parent, Vancouver Acquisition Corporation, a Pennsylvania corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company, and, solely with respect to Sections 2.9 (Escrow) and 6.3 (Public Disclosure), and Articles 9 (Indemnification and Escrow Fund) and 10 (General Provisions), thereof, Riverside Fund IV, L.P., and Sidney R. Knafel (together, the “Shareholders’ Agent”), are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company in accordance with its terms (the Merger, Merger Agreement and the transactions contemplated thereby referred to collectively as the “Proposed Transaction”).

B.           Shareholder has sole voting power over such number of shares of each class of capital stock of the Company beneficially owned by Shareholder as is indicated on Schedule 1 of this Agreement.

C.           In consideration of the execution and delivery of the Merger Agreement by Parent and Merger Sub, Shareholder desires to agree to vote the Shares (as defined herein) over which Shareholder has sole voting power so as to facilitate the consummation of the Merger.

       NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1. Certain Definitions.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Shares” means (i) all outstanding shares of capital stock of the Company owned, beneficially or of record, by Shareholder as of the date hereof, and (ii) all additional outstanding shares of capital stock of the Company acquired by Shareholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 8 below).

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the gift, placement in trust, or other disposition of such security (excluding transfers: (i) by testamentary or intestate succession or (ii)  otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Shareholder shall not, except in connection with the Merger, Transfer any of the Shares, or enter into an agreement, commitment or other arrangement with respect thereto.  Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Shareholder may Transfer any or all of the Shares (i) by will, or by operation of law, in which case this Agreement shall bind the transferee; (ii) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations; or (iii) to any other Person, so long as, in the case of the foregoing clauses (ii) and (iii), the transferee, prior to such Transfer, executes a counterpart of this Agreement (with such modifications as Parent may reasonably request solely to reflect such transfer).

(b) Shareholder understands and agrees that if Shareholder attempts to Transfer, vote or provide any other Person with the authority to vote any of the Shares prior to the Expiration Date, other than in compliance with this Agreement, the Company shall not, and Shareholder hereby unconditionally and irrevocably instructs the Company not to, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares or (iii) record such vote, in each case, unless and until Shareholder shall have complied with the terms of this Agreement.  Each stock certificate evidencing Shares that is issued in the name of Shareholder on or after the date of this Agreement shall bear a legend indicating that such Shares are subject to the terms of this Agreement and any transferee of the Shares evidenced by the stock certificate takes the Shares subject to the terms of this Agreement.

(c) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, prior to the Expiration Date, Shareholder will not commit any act that would restrict or affect Shareholder’s legal power, authority and right to vote all of the Shares then owned of record or beneficially by Shareholder or otherwise prevent or disable Shareholder from performing any of his obligations under this Agreement.  Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, prior to the Expiration Date, Shareholder will not enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any Person limiting or affecting Shareholder’s legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction.

3. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at every meeting of the shareholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company, Shareholder (in Shareholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the Persons appointed as proxies pursuant to this Agreement, vote (i) in favor of (A) approval of the Merger Agreement and the Proposed Transaction, and (B) any adjournment or postponement recommended by the Company with respect to any shareholder meeting in connection with the Proposed Transaction; (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction; and (iii) against any of the following (to the extent unrelated to the Proposed Transaction): (A) any merger, consolidation or business combination involving the Company or any of its subsidiaries other than the Proposed Transaction; (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries; or (D) any other action that is intended, or would reasonably be expected, otherwise to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction.

(b) If Shareholder is the beneficial owner, but not the record holder, of the Shares, Shareholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

4. Grant of Irrevocable Proxy.

(a) Shareholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, Parent and each of its executive officers and any of them, in their capacities as officers of Parent (the “Grantees”), as Shareholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Shareholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval or dissent or disapproval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Grantees, with respect to any proposed adjournments or postponements of any meeting of shareholders of the Company at which any of the matters described in Section 3 hereof is to be considered.

(b) Shareholder represents that any proxies heretofore given in respect of the Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(c) Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement.  Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked.  Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.  Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 1759 of the Pennsylvania Business Corporation Law.  Notwithstanding this Section 4(c), the proxy granted by Shareholder shall be revoked upon termination of this Agreement in accordance with its terms.

(d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above.  Shareholder shall retain at all times the right to vote the Shares in Shareholder’s sole discretion and without any other limitation on all matters other than those set forth in Section 3 that are at any time or from time to time presented for consideration to the Company’s shareholders generally and on any matter presented to the Company’s shareholders after the Expiration Date.

(e) Parent may terminate this proxy with respect to Shareholder at any time at its sole election by written notice provided to Shareholder.

(f) Parent may only exercise its power of attorney under this Section 4 after delivering written notice to Shareholder that Shareholder has failed to vote its Shares as required by Section 3(a) hereof.

5. Action in Shareholder Capacity Only.  Shareholder makes no agreement or understanding herein as a director or officer of the Company.  Shareholder signs solely in Shareholder’s capacity as a record holder and beneficial owner, as applicable, of Shares, and nothing in this Agreement shall (or shall require any Shareholder to attempt to) limit or restrict any Shareholder who is a director or officer of the Company from acting in such capacity (it being understood that this Agreement shall apply to Shareholder solely in Shareholder’s capacity as a holder of the Shares).

6. Waiver of Appraisal Rights.  Shareholder hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, any rights of appraisal, dissenters’ rights or similar rights at any time in connection with the Merger.

7. Representations and Warranties of Shareholder.

(a) Shareholder hereby represents and warrants to Parent as follows:  (i) Shareholder is the beneficial or record owner of the shares of capital stock of the Company indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances, in each case that would impair or adversely affect Shareholder’s ability to perform its obligations under this Agreement, other than those encumbrances that are in favor of the Company (provided Parent shall have been provided with copies of the relevant documentation related thereto); (ii) Shareholder does not beneficially own any securities of the Company other than the shares of capital stock and rights to purchase shares of capital stock of the Company set forth on the Schedule 1; (iii) Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (iv) this Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder enforceable against Shareholder in accordance with its terms, subject to the effect of (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (y) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.  Shareholder agrees to notify Parent promptly of any additional shares of capital stock of the Company of which Shareholder becomes the beneficial owner after the date of this Agreement and prior to the Expiration Date.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Company Shareholders Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement or as otherwise permitted by this Agreement, Shareholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by Shareholder, in favor of the approval and authorization of the Merger Agreement and the Proposed Transaction without the consent or approval of, or any other action on the part of, any other Person (including, without limitation, any governmental entity).  Without limiting the generality of the foregoing, except for agreements set forth on the Company Disclosure Schedule, Shareholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting Shareholder’s legal power, authority or right to vote the Shares on any matter.

(c) The execution and delivery of this Agreement and the performance by Shareholder of Shareholder’s agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which Shareholder is a party or by which Shareholder (or any of Shareholder’s assets) is bound, except for any such breach, violation, conflict or default that, individually or in the aggregate, would not impair or adversely affect Shareholder’s ability to perform Shareholder’s obligations under this Agreement or render inaccurate any of the representations made by Shareholder herein.

(d) Shareholder understands and acknowledges that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance upon Shareholder’s execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein.

8. Termination.  This Agreement shall terminate (a) upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms, or (b) at any time upon notice by Parent to Shareholder, (such date under (a) or (b) hereof constituting the “Expiration Date).  No party hereto shall be relieved from any liability for breach of this Agreement by reason of any termination of this Agreement.

9. Further Assurances.  Subject to the terms of this Agreement, from time to time, Shareholder shall execute and deliver such additional documents (including, on request, additional confirmatory proxies and written waivers of appraisal rights) and use commercially reasonable efforts to take, or cause to be taken, all such further actions, and to do or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

10. Confidentiality.  Shareholder recognizes that successful consummation of the transactions contemplated by the Merger Agreement may be dependent upon confidentiality with respect to the matters referred to herein.  In this connection, pending public disclosure thereof, and so that Parent may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD, Shareholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of Parent, except for disclosures Shareholder’s counsel advises are necessary to fulfill any applicable legal requirement, in which case Shareholder shall give notice of such disclosure to Parent as promptly as practicable so as to enable Parent to seek a protective order from a court of competent jurisdiction with respect thereto.  Shareholder’s obligations pursuant to this Section 10 shall terminate at the time of the first public announcement by Parent of the existence of this Agreement.

11. Miscellaneous Provisions.

(a) Amendments, Modifications and Waivers.  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by Parent, the Company and Shareholder.

(b) Entire Agreement.  This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(c) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(d) Consent to Jurisdiction; Venue.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware (including, if it can acquire jurisdiction, the United States District Court for the District of Delaware) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction, venue, convenience of forum and service of process.

(e) WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(e).

(f) Assignment and Successors.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns, including, without limitation, Shareholder’s estate and heirs upon the death of Shareholder; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without prior written consent of the other parties hereto except that Parent, without obtaining the consent of any other party hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more of its Affiliates.  No assignment by Parent under this Section 11(f) shall relieve Parent of its obligations under this Agreement.  Any attempted assignment of this Agreement in violation of the foregoing shall be void and of no effect.

(g) No Third Party Rights.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h) Cooperation.  Shareholder agrees to cooperate with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement.  Shareholder hereby agrees that, to the extent required by the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), Parent may publish and disclose Shareholder’s identity and ownership of Shares and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to any filing made by Parent with the SEC relating to the Proposed Transaction.

(i) Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(j) Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent and the Company will be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Shareholder could not be adequately compensated in all cases by monetary damages alone.  Accordingly, in addition to any other right or remedy to which they may be entitled, at law or in equity, each of Parent or the Company shall be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

(k) Notices.  All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or overnight courier service (cost prepaid); or (ii) sent by facsimile with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i), in each case to the parties at the following address or facsimile (or to such other address or facsimile as a party may designate by notice to the other parties): (i) if to Parent or the Company, to the address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to Shareholder, to Shareholder’s address or facsimile shown below Shareholder’s signature on the last page hereof.

(l) Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.  The exchange of copies of this Agreement and of signatures pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

(m) Headings.  The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(n) Legal Representation.  This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Shareholder Voting Agreement to be duly executed as of the date first above written.

PARENT: INTERMEC, INC. By: Its:	SHAREHOLDER: By: Its: Address:
COMPANY: VOCOLLECT, INC. By: Its:

[SIGNATURE PAGE TO SHAREHOLDER VOTING AGREEMENT]

Schedule 1

Share Ownership

Shares Beneficially Owned by Shareholder:

___________ shares of Company Common Stock

___________ shares of Company Series F Preferred Stock

___________ shares of Company Series G Preferred Stock

___________ shares subject to Company Options